Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121948 and 333-163455) and S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400 and 333-187802) of GenCorp Inc. of our report dated May 15, 2013 relating to the financial statements of Pratt & Whitney Rocketdyne, which appears in this Current Report on Form 8-K/A of GenCorp Inc. dated June 14, 2013.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

July 26, 2013